SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      April 18, 2001

BANCORP CONNECTICUT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	34-0-25158	06-1394443

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Main Street, Southington, Connecticut	06489

(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code	(860) 628-0351

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.     Other Events

          On April 18, 2001, the share buyback program adopted by the Registrant on April 19, 2000 terminated. Pursuant to that program, the Registrant purchased 101,000 shares of its outstanding shares of common stock, or 1.9% of its outstanding shares as of April 19, 2000 and April 18, 2001.

          On April 18, 2001, the Registrant's Board of Directors voted to authorize a new share buyback program of up to 10% of the Registrant's outstanding shares of common stock over the next year. Purchases will be made from time to time in the open market and through private transactions. The timing and amount of these transactions, to be funded through available corporate funds, will depend upon market conditions and corporate requirements. Shares repurchased will be held in treasury for general corporate purposes including reissue to satisfy the exercise of outstanding stock options. As of March 31, 2001, the Registrant had 5,145,744 shares outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bancorp Connecticut, Inc.
(Registrant)

Date: April 19, 2001	/s/ Phillip J. Mucha Phillip J. Mucha Chief Financial Officer And Treasurer/Secretary (Principal Accounting Officer)